       As filed with the Securities and Exchange Commission on November 12, 1999
                                                      Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                             FORM S-8 and FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          The Securities Act of 1933

                               -----------------

                            SYMPHONIX DEVICES, INC.
            (Exact name of Registrant as specified in its charter)
                               -----------------
       Delaware                                              77-0376250
       --------                                              ----------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                         Identification Number)

                               2331 Zanker Road
                            San Jose, CA 95131-1109
                   (Address of principal executive offices)

                               -----------------

                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                               -----------------

                                   Kirk Davis
                            Chief Executive Officer
                            Symphonix Devices, Inc.
                                2331 Zanker Road
                            San Jose, CA 95131-1109
                                 (408) 232-0710
(Name, address and telephone number, including area code, of agent for service)

                               -----------------

                                   Copy to:
                             Issac J. Vaughn, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300

                               -----------------

                                      CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                Proposed         Proposed
            Title of                        Maximum             Maximum           Maximum
           Securities                        Amount             Offering         Aggregate       Amount of
             to be                           to be             Price Per         Offering       Registration
           Registered                      Registered            Share             Price            Fee
-------------------------------------------------------------------------------------------------------------
Common Stock
  $0.001 par value...............     1,500,000 shares (1)   $  3.125(2)     $4,687,500

Common Stock
 $0.001 par value................       170,898 shares (3)   $  2.656(4)     $  453,948

Common Stock,
 $0.001 par value................        29,102 shares (5)   $  3.125(6)     $   90,944

     TOTAL.......................         1,700,000 shares                   $5,232,349        $ 1,455
=============================================================================================================

(1) This subtotal represents the number of shares being registered pursuant to this Registration Statement which are issuable upon exercise of options that have not yet been granted under the Registrant's Amended and Restated 1994 Stock Option Plan as of the date of this Registration Statement.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq Stock Market on November 5, 1999.

(3) This subtotal represents the number of shares being registered pursuant to this Registration Statement which are issuable upon exercise of options that have not yet been granted under the Registrant's 1997 Employee Stock Purchase Plan (the "Purchase Plan") as of the date of this Registration Statement.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported by The Nasdaq Stock Market on November 5, 1999. Pursuant to the Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the fair market value of a share of Common Stock on the Enrollment Date or the Exercise Date (as defined in such plan), whichever is lower.

(5) This subtotal represents the number of shares previously issued to employees that are to be registered and offered by the Selling Stockholders.

(6) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq Stock Market on November 5, 1999 because the price at which the shares are to be sold is not currently determinable.


================================================================================

     PROSPECTUS
     ----------


                            SYMPHONIX DEVICES, INC.



                                 29,102 Shares

                        Common Stock, $0.001 par value

                        ------------------------------


     This Prospectus relates to 29,102 shares (the "Shares") of the Common Stock, $0.001 par value ("Common Stock"), of Symphonix Devices, Inc. (the "Company"), a Delaware corporation, which may be offered from time to time by certain stockholders listed on the Selling Stockholders table (the "Selling Stockholders") for their own benefit. It is anticipated that the Selling Stockholders will offer the Shares for sale at prevailing prices in the over-the-counter market on the date of sale. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the Shares offered pursuant to this Prospectus has been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

                        ------------------------------

     The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock of the Company is traded in the over-the-counter market. On November 11, 1999, the closing price of the Company's Common Stock, as reported by The Nasdaq Stock Market was $3 1/8 (NASDAQ Symbol: SMPX).

  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

                        ------------------------------

               The date of this Prospectus is November 12, 1999.

     No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                        ------------------------------

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to the Chief Financial Officer, Symphonix Devices, Inc., 2331 Zanker Road, San Jose, California 95131-1109. The Company's telephone number at that location is (408) 232-0710.

                         -----------------------------

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith shall file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. Information, as of particular dates, concerning directors and officers of the Company, their remuneration, options granted to them, the principal holders of securities of the Company, and any material interest of such persons in transactions with the Company will be disclosed in the proxy statements to be distributed to stockholders of the Company and filed with the Commission.

                            SYMPHONIX DEVICES, INC.

                                  THE COMPANY

     Symphonix Devices, Inc. (the "Company") was incorporated in California in
May 1994 and reincorporated in Delaware in December 1997.   Its principal
executive offices are located at 2331 Zanker Road, San Jose, California 95131-1109 and its telephone number at that address is (408) 232-0710. The Common Stock of the Company is traded on the Nasdaq National Market and is quoted under the symbol "SMPX."

                             SELLING STOCKHOLDERS

     The following table shows the names of the Selling Stockholders and the number of shares of Common Stock (the "Shares") to be sold by them pursuant to this Prospectus:



                 Name                                       Shares

               Kristine Ash                                 1,882
               Laurence Crosby                              3,195
               Frank Fellenz                                2,070
               Douglas Gambetta                             2,787
               Stephen Higa                                   587
               Eric Jaeger                                  2,272
               Vincent Kapral                               2,647
               Christine Menapace                           1,588
               Alfred Merriweather                          2,006
               Behzad Sadeghi                               3,009
               John Salisbury                               2,059
               Anh Truong                                   2,206
               Duane Tumlinson                              2,794
                                                           ------
                  Total                                    29,102


     As of November 12, 1999, and prior to this offering, Kristine Ash, an employee of the Company, owned 1,882 shares of Common Stock, equal to approximately 0.02% of the outstanding Common Stock of the Company. Up to a total of 1,882 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, Laurence Crosby an employee of the Company, owned 3,195 shares of Common Stock, equal to approximately 0.03% of the outstanding Common Stock of the Company. Up to a total of 3,195 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, Frank Fellenz an employee of the Company, owned 2,070 shares of Common Stock, equal to approximately 0.02% of the outstanding Common Stock of the Company. Up to a total of 2,070 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, Douglas Gambetta an employee of the Company, owned 2,787 shares of Common Stock, equal to approximately 0.02% of the outstanding Common Stock of the Company. Up to a total of 2,787 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, Stephen Higa an employee of the Company, owned 587 shares of Common Stock, equal to approximately 0.005% of the outstanding Common Stock of the Company. Up to a total of 587 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, Eric Jaeger an employee of the Company, owned 2,272 shares of Common Stock, equal to approximately 0.02% of the outstanding Common Stock of the Company. Up to a total of 2,272 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, Vincent Kapral an employee of the Company, owned 2,647 shares of Common Stock, equal to approximately 0.02% of the outstanding Common Stock of the Company. Up to a total of 2,647 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, Christine Menapace an employee of the Company, owned 1,588 shares of Common Stock, equal to approximately 0.01% of the outstanding Common Stock of the Company. Up to a total of 1,588 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, Alfred Merriweather an employee of the Company, owned 114,973 shares of Common Stock, equal to approximately 0.9% of the outstanding Common Stock of the Company. Up to a total of 2,006 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, Behzad Sadeghi an employee of the Company, owned 3,009 shares of Common Stock, equal to approximately 0.02% of the outstanding Common Stock of the Company. Up to a total of 3,009 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, John Salisbury an employee of the Company, owned 2,059 shares of Common Stock, equal to approximately 0.02% of the outstanding Common Stock of the Company. Up to a total of 2,059 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, Anh Truong an employee of the Company, owned 2,206 shares of Common Stock, equal to approximately 0.02% of the outstanding Common Stock of the Company. Up to a total of 2,206 shares presently owned by such person may be sold pursuant to this Prospectus.

     As of November 12, 1999 and prior to this offering, Duane Tumlinson an employee of the Company, owned 2,794 shares of Common Stock, equal to approximately 0.02% of the outstanding Common Stock of the Company. Up to a total of 2,794 shares presently owned by such person may be sold pursuant to this Prospectus.

                             PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

     The Company has advised the Selling Stockholders that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act may apply to sales in the market, has furnished the Selling Stockholders with a copy of these Rules and has informed them of the possible need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Stockholders, the commissions paid or discounts or concessions allowed by the Selling Stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

     Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

     There can be no assurances that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.

                           SECURITIES TO BE OFFERED

     The Shares offered hereby are shares of Common Stock, $0.001 par value, of the Company. Each share of such Common Stock entitles the holder to one vote on matters submitted to a vote of the stockholders (cumulative voting may not be invoked in connection with the election of directors), a pro rata share of such dividends as may be declared on the Common Stock and a pro rata share of assets remaining available for distribution to stockholders upon a liquidation of the Company. Such Common Stock is not convertible and has no preemptive rights. While the Board of Directors has authority, within certain limitations, to issue shares of Preferred Stock which would have one or more preferences over the Common Stock, no Preferred Stock is currently outstanding and the Company has no present plans to issue any Preferred Stock.

                     INFORMATION INCORPORATED BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed by the Company with the Commission:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed pursuant to Section 13 of the Exchange Act on February 25, 1999.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed pursuant to Section 13 of the Exchange Act on May 17, 1999.

     (3) The Company 's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed pursuant to Section 13 of the Exchange Act on August 16, 1999.

     (4) The description of the Company 's Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 10, 1998 pursuant to Section 12(g) of the Exchange Act and as declared effective on February 13, 1998.

     (5) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                                 LEGAL MATTERS

     Counsel for the Company, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby is duly and validly issued, fully paid and nonassessable.

                            SYMPHONIX DEVICES, INC.
                  REGISTRATION STATEMENT ON FORM S-8 AND S-3

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    (Form S-8) Incorporation of Documents by Reference
                      ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Symphonix Devices, Inc. (the "Registrant") with the Securities and Exchange Commission:

     (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on February 25, 1999.

     (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed pursuant to Section 13 of the Exchange Act on May 17, 1999.

     (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed pursuant to Section 13 of the Exchange Act on August 16, 1999.

     (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 10, 1998 pursuant to Section 12(g) of the Exchange Act and as declared effective on February 13, 1998.

     (5) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.    (Form S-8) Description of Securities.
                      --------------------------

     Not applicable.

ITEM 5.    (Form S-8) Interests of Named Experts and Counsel.
                      ---------------------------------------

     Not applicable.

ITEM 6.    (Form S-8; Item 15 of Form S-3) Indemnification of Directors and
                                           --------------------------------
           Officers.
           ---------

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future.

ITEM 7.    (Form S-8) Exemption from Registration Claimed.
                      -----------------------------------
     Not applicable

ITEM 8.    (Form S-8; Item 16 of Form S-3) Item    Exhibits.
                                           -----------------

 Exhibit
 Number                              Description
--------   ---------------------------------------------------------------------
4.1        Amended and Restated 1994 Stock Option Plan.
4.2        1997 Employee Stock Purchase Plan.
5.1        Opinion of counsel as to the legality of securities being registered.
23.1       Consent of PricewaterhouseCoopers L.L.P., Independent Accountants.
23.2       Consent of PricewaterhouseCoopers L.L.P., Independent Accountants.
23.3       Consent of counsel (contained in Exhibit 5.1).
24.1       Power of Attorney (see page II-5).

ITEM 9.    (Form S-8; Item 17 of Form S-3) Undertakings.
                                           -------------

     A.    The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Corporation Law, the Registrant's Restated Certificate of Incorporation, the Registrant's Bylaws or the Registrant's indemnification agreements, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 14 of Form S-3.  Other Expenses of Issuance and Distribution.*
                      -------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Registration fee -- Securities and Exchange Commission                      $  1,455
--------------------------------------------------------------------------------------
Blue sky fees and expenses                                                  $     -0-
--------------------------------------------------------------------------------------
Accountant's fees                                                           $  5,000**
--------------------------------------------------------------------------------------
Legal fees                                                                  $  2,000**
--------------------------------------------------------------------------------------
Miscellaneous                                                               $  2,000**
--------------------------------------------------------------------------------------
Total                                                                       $ 10,455**
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

________________________

* Represents expenses relating to the distribution by the Selling Stockholders pursuant to the Prospectus prepared in accordance with the requirement of Form S-3. These expenses will be borne by the Company on behalf of the Selling Stockholders.

**   Estimated amount.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 12th day of November, 1999.

                                   SYMPHONIX DEVICES, INC.

                                   By: /s/ Kirk Davis
                                       --------------------------------------
                                       Kirk Davis,
                                       President and Chief Executive Officer
                                       (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kirk Davis and Alfred G. Merriweather, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8 and Form S-3, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                 Title                                Date
---------------------------------     ---------------------------------------      ---------------------
                                      President, Chief Executive Officer and
/s/ Kirk Davis                        Chairman of the Board of Directors           November 12, 1999
---------------------------------     (Principal Executive Officer)
(Kirk Davis)


/s/ Alfred G. Merriweather            Vice President of Finance and Chief
---------------------------------     Financial Officer (Principal Financial       November 12, 1999
(Alfred G. Merriweather)              and Accounting Officer)

/s/ Geoffrey R. Ball                  Director                                     November 12, 1999
---------------------------------
(Geoffrey R. Ball)

/s/ B. J. Cassin                      Director                                     November 12, 1999
---------------------------------
(B. J. Cassin)

/s/ James Corbett                     Director                                     November 12, 1999
---------------------------------
(James Corbett)

/s/ Michael J. Levinthal              Director                                     November 12, 1999
---------------------------------
(Michael J. Levinthal)

/s/ Harry S. Robbins                  Director                                    November 10, 1999
---------------------------------
(Harry S. Robbins)

                                      Director
---------------------------------
(Petri T. Vainio)

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

--------------------------------------------------------------------------------

                                  EXHIBITS

--------------------------------------------------------------------------------

                 Registration Statement on Form S-8 and S-3

                           SYMPHONIX DEVICES, INC.

                              November 12, 1999

                               INDEX TO EXHIBITS



 Exhibit
 Number                        Description
--------- ------------------------------------------------------------------
    4.1   Amended and Restated 1994 Stock Option Plan.
    4.2   1997 Employee Stock Purchase Plan.
    5.1   Opinion of counsel as to legality of securities being registered.
   23.1   Consent of PricewaterhouseCoopers L.L.P., Independent Accountants.
   23.2   Consent of PricewaterhouseCoopers L.L.P., Independent Accountants.
   23.3   Consent of counsel (contained in Exhibit 5.1).
   24.1   Power of Attorney (see page II-5).